UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On November 13, 2014, Tel-Instrument Electronics Corp. (the “Company”) entered into that certain Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (“BOA”), pursuant to which BOA provided a term loan to the Company in the amount of $1,200,000 (the “Loan”).  The term of the Loan is for three years and expires in November 2017.  The Company must make monthly payments of $36,551 which includes interest at 6%.  The Loan Agreement contains customary representations and warranties, covenants and events of default; however, there are no financial covenants.  The proceeds from the Loan will be used to pay off the remaining balance of the loan with BCA Mezzanine Fund, L.P. (“BCA”) in the amount of $1,153,109, including accrued interest of $5,807.

In addition, on November 13, 2014, the Company entered into that certain Security Agreement with BOA, pursuant to which BOA was granted a continuing security interest in all of the Company’s assets to secure the Company’s obligations under the Loan Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference.

On November 13, 2014, the Company utilized the proceeds of the Loan to discharge and satisfy the obligations and amounts outstanding with respect to that certain Senior Secured Promissory Note and Securities Purchase Agreement, each dated as of September 10, 2010, by and between the Company and BCA.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: November 20, 2014	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer